                                                                    Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the use in this Amendment No. 4 to the Registration Statement on Form S-1 of our report dated June 30, 2006, except for Note 11 as to which the date is December 14, 2006, relating to the consolidated financial statements and financial statement schedule of Isilon Systems, Inc., which appears in this Amendment No. 4 to the Registration Statement. We also consent to the reference to us under the heading "Experts" in this Amendment No. 4 to the Registration Statement.


/s/ PricewaterhouseCoopers LLP


Seattle, Washington
December 14, 2006